As filed with the Securities and Exchange Commission on February 17, 1997
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           MADERA INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                       95-3769906
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or organization)

                         2600 Douglas Road - Suite 1004
                                Coral Gables, FL                         33134
                    (Address of principal executive offices)          (Zip Code)


                          Consulting/Compensation Plan
                              (Full title of plan)

                               CD Financial, Inc.
                                   PO Box 7202
                            Incline Village, NV 89452
                     (Name and address of agent for service)


                                 (702) 831-7648
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                          Roderick H. Powell III, Esq.
                           684 Higuera Street, Suite C
                         San Luis Obispo, CA 93401-3511
                                 (805) 541-5100

                         CALCULATION OF REGISTRATION FEE


                                    Proposed        Propose
Title of                             Maximum        Maximum         Amount of
Securities To    Amount To Be    Offering Price    Aggregate       Registration
Be Registered    Registered(1)    Per Share(3)  Offering Price(3)      Fee
--------------------------------------------------------------------------------
Common Stock
($.01 par
value Per
share)        5,000,000 shrs.(2)       $0.10        $500,000          $172.41

(1) Pursuant to Rule 416, the number of shares registered shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of stock options, and anti-dilutions adjustments to the amount of shares of Common Stock issuable pursuant to stock options exercised thereafter.

(2) Represents 5,000,000 to be issued pursuant to the informal consulting/compensation plan of Registrant and includes re-offers of such shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h), based upon the average of the bid and asked price of Common Stock on February 14, 1997.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS




Item 1.  Plan information.
                  Omitted as permitted.

Item 2.  Registrant information and Employee Plan Annual Information.
                  Not applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") by MADERA INTERNATIONAL, INC. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

                  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended March 31, 1996.

         All reports or other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports or documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable

Item 6.  Indemnification of Directors and Officers.

         The Company's Bylaws provide for indemnification (to the full extend permitted by law) of directors, officers, and other agents of the Company against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, or agent of the Company. The Company does not maintain directors and officers liability insurance coverage and has entered into indemnification agreements with certain directors and officers. The Nevada Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines settlement, and other amounts under certain circumstances.

Item 7.  Exemption from Registration Claimed.

                 Not applicable.

Item 8.  Exhibits

   1     Opinion and Consent of Roderick H. Powell III, Esq.

   2     Consent of Roderick H. Powell III, Esq.
            (Included in Exhibit 1)

   3     Consent of Harlan & Boettger

   4     Power of Attorney (Page 6 of this
         Registration Statement)

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus  required by Section  10(a)(3)of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the  prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surfside, State of Florida, on June 27, 1995.


                               MADERA INTERNATIONAL, INC.


                                    By: /s/ Ramiro Fernandez-Moris
                                       --------------------------
                                       Ramiro Fernandez-Moris,
                                       President/Chief Executive
                                 Officer, Chief Financial Officer and Director


                                POWER OF ATTORNEY

         Each person in so signing also makes, constitutes and appoints Daniel Lezak and Roderick H. Powell III and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                     Date
---------                        -----                     ----

/s/ Ramiro Fernandez-Moris    President             February 17, 1997
--------------------------    (Chief Executive
Ramiro Fernandez-Moris         Officer/ Chief
                               Financial Officer),
                               and Director



/s/ Roman Fernandez-Moris      Director             February 17, 1997
-------------------------
Roman Fernandez-Moris

                                INDEX TO EXHIBITS


    EXHIBIT                                                            PAGE
    -------                                                            ----
       1          Opinion and Consent of Roderick H. Powell III, Esq.   8

       2          Consent of Roderick H. Powell III, Esq.               8
                  (Included in Exhibit 1)

       3          Consent of Harlan & Boettger                          9

       4          Power of Attorney (page 6 of this                     6
                  Registration Statement)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated June 11, 1996, relating to to Annual Report on Form 10-SB for the year ended March 31, 1996 on financial statements of Madera lnternational, Inc.

         Very truly yours,

         /s/ Harlan & Boettger


         Harlan & Boettger, CPA
         February 19, 1997

                              RODERICK I. POWELL III
                                 Attorney at Law



                                                 February 25, 1997


Madera International, Inc.
2600 Douglas Road - Suite 1004
Coral Gables, FL 33134


                                          RE: Registration Statement on Form S-8

Gentleman:

At your request, we have examined the Registration Statement on Form S-8 together with exhibits thereto to be filed by you relating to the registration of 5,OOO,OOO shares at common stock, $O.O1 par value per share (the "Common Stock"), issuable in connection with Madera International, Inc. a Nevada Corporation (the "Company") Consulting/Compensation plan ("Plan"). We are familiar with the proceedings taken, and to be taken, by the Company in connection with the issuance of shares of Common Stock under the Plan and authorization of such issuance, thereunder and have examined such documents and such questions of law and fact as we deem necessary in order to express the opinion hereinafter stated.

Based on the foregoing, it is our opinion that the shares of Common Stock of the Company to be issued pursuant to the Plan have been duly authorized, and that such Common Stock, when issued in accordance with the terms of the Plan, will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the titling of this opinion as an exhibit to the above referenced Registration Statement.



Very truly yours,


/s/ Roderick H. Powell III


RODERICK H. POWELL Ill